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                                                                    EXHIBIT 99.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     The undersigned consents to the reference to the undersigned in the Synopsys, Inc. Registration Statement on Form S-4 as a person named in the Registration Statement as about to become a director of Synopsys, Inc.

                                                  /s/  DR. SANG S. WANG
                                          --------------------------------------
                                                     Dr. Sang S. Wang
Dated: February 4, 1995